                                                                   EXHIBIT 10.33

                          OPTION CANCELLATION AGREEMENT

               Option Cancellation Agreement dated as of November 20, 1996 among All-Comm Media Corporation (the "Company"), Barry Peters and E. William Savage.

               WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for a proposed underwritten registered public offering (the "Offering") of shares of its common stock, par value $.01 per share (the "Common Stock"), and for the delayed offering of shares of Common Stock by certain delayed selling securityholders;

               WHEREAS, the lead underwriter for the Offering has advised the Company that the existence of the current number of options, warrants or other rights convertible or exercisable for shares of the Common Stock could be detrimental to the Offering and to secondary trading in the Common Stock following consummation of the Offering;

               WHEREAS, in September 1996, the Company awarded to each of Messrs. Peters and Savage options to purchase 300,000 shares of Common Stock, and each of them holds securities of the Company other than such options;

               WHEREAS, each of Messrs. Peters and Savage is willing to enter into this Agreement in order to induce the Company to proceed with the Offering and in order to derive or have the potential to derive economic benefit therefrom;

               NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, and receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

               1. Cancellation of Options. Conditional upon but immediately prior to the Offering, each of Messrs. Peters and Savage severally irrevocably waives and agrees to the cancellation of any and all rights he has or may have had to 150,000 of the options awarded to him by the Company in September 1996, and agrees that such options shall be treated for all purposes as null and void ab initio.

               2. Remaining Options. The Company confirms and agrees that all other options granted to Messrs. Peters and Savage, including the balance of the options awarded to each of them in September 1996 which are not being cancelled under paragraph 1, shal remain in full force and effect in accordance with their respective terms and shall not be affected by this Agreement.

Option Cancellation Agreement, Page 2

               3. Miscellaneous. This Agreement may not be modified except in a writing signed by or on behalf of all of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the cancellation of the options specified as being cancelled hereby. This Agreement may be signed in one or more counterparts, all of which shall constitute a single original.

               IN WITNESS WHEREOF, each of the undersigned has duly signed or caused this Agreement to be signed on its behalf as of this 20th day of November, 1996.


                                                   All-Comm Media Corporation



                                                   By:_________________________
                                                      Name:  Scott A. Anderson
                                                      Title: Chief Financial
                                                             Officer



                                                      --------------------------
                                                      Barry Peters



                                                      --------------------------
                                                      E. William Savage